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                                                                    EXHIBIT 24-2

                            ENERGY EAST CORPORATION
                              CERTIFIED RESOLUTION

    RESOLVED, that the Corporation hereby constitutes and appoints
W. W. von Schack, K. M. Jasinski, Esq., R. D. Kump, L. Blum, Esq. and
F. Lee, Esq., and each of them (with full power to each of them to act alone) its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and on its behalf and in its name, place and stead, to sign, execute and file a Registration Statement with the Securities and Exchange Commission, Washington, D.C. under the provisions of the Securities Act of 1933, as amended, in connection with the proposed offering of 2,500,000 shares of the Corporation's Common Stock ($.01 Par Value) through the Central Maine Power Company Savings and Investment Plan for Union Employees and the Central Maine Power Company Savings and Investment Plan for Non-Union Employees and the interests of the participants in such Plans, any and all amendments to such Registration Statement and any and all other documents requisite to be filed with respect thereto, with all exhibits and other documents in connection therewith, granting unto said attorneys, and each of them or their substitutes or substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, in order to effectuate the same as fully to all intents and purposes as the Corporation might or could do.

                               *   *   *   *   *

    I, KENNETH M. JASINSKI, Executive Vice President, General Counsel and Secretary of ENERGY EAST CORPORATION, a New York corporation, do hereby certify that the foregoing is a true and correct copy of a resolution duly adopted by the Board of Directors of said Corporation at a meeting thereof duly called, convened and held on August 29, 2000 and that said resolution is in full force and effect as of the date hereof.

    IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 1st day of September, 2000.

                                                 /s/ KENNETH M. JASINSKI

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                                                   KENNETH M. JASINSKI